Exhibit 99.1
OHIO LEGACY CORP ANNOUNCES FIRST QUARTER RESULTS
Wooster, Ohio, April 24, 2006 – Ohio Legacy Corp (NASDAQ: OLCB) today reported net earnings for the three months ended March 31, 2006, of $117,000, or $0.05 per share, compared to $115,000 or $0.05 per share, a 1.7% increase over the same period a year ago. Total assets grew to $213,120,000 an increase of 6.3% over the same period a year ago and a 2.5% increase over the fourth quarter of 2005.
The following key items summarize the Company’s financial results during the first quarter or 2006:
▪	While yield on earning assets has continued to show improvement it is not keeping pace with the cost of funds; resulting in continued margin compression.

▪	Noninterest income improved from 0.3% of average assets to 0.5%, increasing from $141,000 for the period one year ago to $263,000 for the first quarter of 2006.

▪	Noninterest expense increased 21% over the same period one year ago and 5% over the fourth quarter of 2005. The increase in expense is tied directly to new banking office expansion, staffing and separation expense and year-end data processing costs.

▪	Neither asset, nor low cost liability growth occurred at acceptable levels for the first quarter.
Net Interest Income – During the three months ended March 31, 2006, net interest income grew to
$1.70 million, compared to $1.55 million in the first quarter of 2005. Total interest income improved $555,000 over the same period one year ago, an increase of 21%, however, total interest expense also grew at a fast pace; increasing $406,000 for the period or 39% resulting in a $149,000 increase in net interest income. However, the Company did experience a $35,000 decrease in net interest income as compared to the fourth quarter of 2005. Net interest margin increased to 3.46% in the first quarter of 2006 compared to 3.28% for the same period one year ago, however, this is a reduction from 3.49% in the fourth quarter of 2005. Interest rate spread was 3.06% compared to 2.99% in the year-ago period. However it fell from 3.11 in the fourth quarter of 2005. The yield on assets grew to 6.40% for the quarter compared to 5.50% in 2005 and 6.18 in the previous quarter.
The cost of funds increased 27 basis points from the previous quarter and 83 basis points since the first quarter a year ago, due in large part to increased borrowings from the Federal Home Loan Bank. The Company continues to be committed to its strategy of balance sheet transformation through the organic growth of low cost transaction deposit accounts. We saw success with this effort in the fourth quarter and strong growth in March after considerable seasonal run-off in January and February. Provision for loan loss was $50,000 compared to $92,000 for the same period a year ago. The Company’s allowance as a percentage of loans is 1.01% compared to 0.94% for the same period a year ago and 0.99% for the fourth quarter of 2005.
Noninterest Income – Noninterest income increased $122,000 during the first quarter of 2006 compared to the first quarter of 2005, primarily due to a restructuring of our deposit fee schedule, the introduction of a number of new web-based banking products and an increased number of transaction deposit accounts.
Noninterest Expense – Total noninterest expense increased to $1.7 million for the quarter, an increase of $305,000 or 21% from the same period in 2005, and up 5% compared to the fourth quarter of 2005.
Salary and benefit expense accounted for the majority of increase in noninterest expense, up $316,000 compared to first quarter 2005. The drivers behind this remain the costs of branch expansion and increased audit and compliance staff to meet regulatory compliance needs. The Company has taken action in the first quarter to selectively reduce staffing levels and anticipates this number flattening over the remainder of the year.
Occupancy and equipment expenses increased with the addition of the North Canton banking office in November 2005. The Company expects occupancy and equipment expense to flatten over the course of 2006.
Professional fees were lower in the first quarter of 2006; however, the Company anticipates increased audit fees in 2006 as a result of the Sarbanes-Oxley Act.
Data processing expense decreased $11,000 for the quarter, compared to the same period in 2005, however, due to year-end processing costs, they increased $10,000 compared to the fourth quarter in 2005.

Loans and Asset Quality — At March 31, 2006, the loan portfolio, net of the allowance for loan losses and deferred fees, totaled $160.9 million, an increase of $2.8 million or 1.8% from December 31, 2005 and an increase of $19.5 million over the same period a year ago. The Company believes that this level of loan growth represents a seasonal “slow down” and anticipates matching historical loan growth ranges in the remaining quarters of the year. At March 31, 2006 the portfolio breakdown is:
•	Residential Real Estate — 36.9%

•	Commercial Real Estate — 34.7%

•	Commercial — 8.3%

•	Construction — 7.0%

•	Consumer and Home Equity — 7.0%

•	Multi-Family Residential — 6.1%
Nonperforming loans totaled $658,000 at March 31, 2006, compared to $1.2 million for the same period one year ago and $664,000 at December 31, 2005. Loans are considered nonperforming if they are impaired or if they are in nonaccrual status. Most of the nonperforming loan balances were associated with two loans to one borrower, each secured by multifamily residential real estate. The allowance for loan losses totaled $1.6 million at March 31, 2006 compared to $1.3 million at March 31, 2005 and has remained basically unchanged since year end 2005. The provision for loan losses net of charge-offs totaled $48,000 for the period, as compared to $80,000 for the same quarter in 2005.
Deposits — Total deposits decreased $1.0 million, or 0.6% during the first quarter of 2006 compared to March 31, 2005 and $539,000 and 0.3% compared to year end 2005. The majority of the reduction came as two large depositors reduced their deposits in money market and interest bearing checking accounts. These depositors accounted for deposit loss of over $3.5 million. The Company was able to add back $3.0 million in deposit growth during the first quarter, nearly offsetting these large depositor movements. Core deposit balances decreased $2.4 million from the prior quarter with demand deposit accounts accounting for the entire reduction. Savings and money market account balances grew $95,000 compared to December 31, 2005. The Company is experiencing pricing pressure on short-term certificates of deposit. The market is reacting very strongly to consumer demand and the expectations for higher short term rates, based on the anticipation of continued rate increases from the Federal Reserve. While the Company is working to maintain a disciplined approach to managing deposit rates, this will continue to put compression pressure on the Company’s margin.
ANNUAL MEETING
The 2006 Annual Meeting of Shareholders of Ohio Legacy Corp will be held on April 27, 2006 at the Wooster Country Club, Wooster Ohio.

ABOUT OHIO LEGACY CORP
Ohio Legacy Corp is a bank holding company headquartered in Wooster, Ohio. Its subsidiary, Ohio Legacy Bank, N.A., provides financial services to small businesses, professionals and consumers through five full-service banking offices in Canton, North Canton, Millersburg and Wooster, Ohio.
FORWARD-LOOKING STATEMENTS DISCLOSURE
This release contains certain forward-looking statements related to the future performance and financial condition of Ohio Legacy Corp. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the Company’s current condition and management’s understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the Company’s future results are set forth in the periodic reports and registration statements filed by the Company with the Securities and Exchange Commission.

OHIO LEGACY CORP
CONSOLIDATED BALANCE SHEETS
As of March 31, 2006 and December 31, 2005

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Cash and due from banks	$6,254,019	$4,528,094
Federal funds sold and interest-bearing deposits in financial institutions	5,622,414	3,594,452

Cash and cash equivalents	11,876,433	8,122,546
Certificate of deposit in financial institution	100,000	100,000
Securities available for sale	31,395,865	33,032,297
Securities held to maturity	835,829	838,224
Loans, net of allowance of $1,637,205 and $1,589,407 at March 31, 2006 and December 31, 2005	160,952,596	158,182,319
Federal bank stock	1,492,500	1,479,500
Premises and equipment, net	3,750,847	3,797,314
Intangible assets	408,179	455,244
Accrued interest receivable and other assets	2,307,641	2,010,323

Total assets	$213,119,890	$208,017,767

LIABILITIES
Deposits:
Noninterest-bearing demand	$14,400,390	$15,727,338
Interest-bearing demand	11,079,624	12,231,345
Savings and money market	42,759,668	42,665,057
Certificates of deposit, net	94,118,634	92,273,308

Total deposits	162,358,316	162,897,048
Repurchase agreements	3,305,992	3,066,517
Overnight Federal Home Loan Bank advances	700,000	7,200,000
Federal Home Loan Bank advances	23,415,664	11,796,009
Subordinated debentures	3,325,000	3,325,000
Capital lease obligations	956,902	959,450
Accrued interest payable and other liabilities	876,898	668,868

Total liabilities	194,938,772	189,912,892

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 500,000 shares authorized, none outstanding	—	—
Common stock, no par value, 5,000,000 shares authorized, 2,214,564 shares issued and outstanding at March 31, 2006, and December 31, 2005, respectively	18,665,436	18,658,386
Accumulated earnings	196,415	79,415
Accumulated other comprehensive loss	(680,733)	(632,926)

Total shareholders’ equity	18,181,118	18,104,875

Total liabilities and shareholders’ equity	$213,119,890	$208,017,767

OHIO LEGACY CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2006 and 2005
(Unaudited)

	For the Three Months Ended
	March 31,
	2006	2005
Interest income:
Loans, including fees	$2,754,238	$2,118,411
Securities	328,845	393,702
Interest-bearing deposits, federal funds sold	42,553	63,078
Dividends on federal bank stock	21,619	17,389

Total interest income	3,147,255	2,592,580

Interest expense:
Deposits	1,073,771	846,178
Federal Home Loan Bank advances	241,002	90,886
Subordinated debentures	70,722	70,722
Repurchase agreements	28,871	—
Capital leases	37,487	37,852

Total interest expense	1,451,853	1,045,638

Net interest income	1,695,402	1,546,942

Provision for loan losses	50,000	92,046

Net interest income after provision for loan losses	1,645,402	1,454,896

Noninterest income:
Service charges and other fees	246,473	126,237
Gain on sale of loans	—	9,782
Other gains	4,894	—
Other income	11,938	5,477

Total noninterest income	263,305	141,496

Noninterest expense:
Salaries and benefits	919,596	603,473
Occupancy and equipment	236,105	200,923
Professional fees	90,282	137,553
Franchise tax	63,800	71,300
Data processing	151,719	162,275
Marketing and advertising	41,833	38,614
Stationery and supplies	31,476	31,698
Intangible asset amortization	47,065	57,333
Other expenses	146,004	119,730

Total noninterest expense	1,727,880	1,422,899

Earnings before income tax expense	180,827	173,493
Income tax expense	63,827	58,493

Net earnings	$117,000	$115,000

Basic earnings per share	$0.05	$0.05
Diluted earnings per share	$0.05	$0.05

Basic weighted average shares outstanding	2,214,564	2,122,833
Diluted weighted average shares outstanding	2,221,706	2,244,558

OHIO LEGACY CORP
QUARTERLY BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	2006	2005
	March 31	Dec. 31	Sept. 30	June 30	March 31
Cash and cash equivalents	$11,876	$8,123	$9,473	$11,040	$11,587
Securities and time deposits	32,332	33,971	36,236	38,821	41,267
Loans, net of fees	162,590	159,771	155,021	146,874	142,805
Allowance for loan losses	(1,637)	(1,589)	(1,289)	(1,216)	(1,344)
Premises and equipment, net	3,751	3,797	3,316	2,676	2,262
Intangible assets	408	455	505	557	612
Other assets	3,800	3,490	3,335	3,251	3,287

Total assets	$213,120	$208,018	$206,597	$202,003	$200,476

Noninterest-bearing demand	$14,400	$15,727	$12,535	$12,901	$11,885
Interest-bearing demand	11,079	12,231	10,019	10,089	11,265
Savings and money market	42,760	42,665	42,389	47,251	49,477
Certificates of deposit	94,119	92,273	93,830	92,779	90,774

Total deposits	162,358	162,896	158,773	163,020	163,401
Other borrowings	31,704	26,348	28,861	20,839	19,215
Other liabilities	877	669	609	557	673

Total liabilities	194,939	189,913	188,243	184,416	183,289
Shareholders’ equity	18,181	18,105	18,354	17,587	17,187

Total liabilities and shareholders’ equity	$213,120	$208,018	$206,597	$202,003	$200,476

LOAN PORTFOLIO:
Residential real estate	$60,032	$59,321	$56,405	$55,031	$53,593
Commercial real estate	56,490	54,522	51,053	45,817	44,847
Consumer and home equity	11,431	11,656	11,716	11,915	12,586
Commercial	13,501	12,805	14,606	13,412	11,567
Construction	11,456	11,758	11,617	10,948	10,506
Multifamily residential	9,890	9,930	9,832	9,955	9,903
Net deferred loan fees	(210)	(221)	(208)	(204)	(197)

Loans	$162,590	$159,771	$155,021	146,874	$142,805

QUARTERLY AVERAGES:
Fed funds sold and securities (1)	$38,983	$40,595	$41,471	$45,773	$55,041
Loans	160,531	156,945	149,183	143,907	136,073
Total interest-earning assets	199,514	197,540	192,110	189,680	191,114
Total assets	209,839	207,392	201,152	198,832	198,487
Total assets, year to date	209,839	201,465	199,490	198,660	198,487
Noninterest-bearing deposits	14,485	15,070	12,449	12,192	11,860
Interest-bearing deposits	143,855	146,791	147,546	149,085	149,477
Other borrowings and leases	32,363	26,453	22,418	19,397	19,349
Total interest-bearing liabilities	176,218	173,244	169,964	168,482	168,826
Shareholders’ equity	18,111	18,142	18,028	17,337	17,238
Shareholders’ equity, year to date	18,111	17,685	17,534	17,288	17,238

(1)	Includes federal agency stock not classified in securities on the consolidated balance sheets and interest-earning deposits in financial institutions

OHIO LEGACY CORP
QUARTERLY STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data and ratios)

	2006	2005
For the three months ended	March 31	Dec. 31	Sept. 30	June 30	March 31
Interest income	$3,147	$3,070	$2,913	$2,779	$2,593
Interest expense	(1,452)	(1,340)	(1,224)	(1,130)	(1,046)

Net interest income	1,695	1,730	1,689	1,649	1,547
Provision for loan losses	(50)	(313)	(103)	(15)	(92)
Gain on sale of loans	—	—	—	—	10
Other gains and losses, net	5	—	(3)	3	—
Noninterest income	258	162	146	133	131
Amortization of intangible asset	(47)	(50)	(52)	(55)	(57)
Noninterest expense	(1,680)	(1,594)	(1,466)	(1,487)	(1,366)

Net earnings (loss) before taxes	181	(65)	211	228	173
Income tax (expense) benefit	(64)	21	(71)	(77)	(58)

Net income (loss)	$117	$(44)	$140	$151	$115

Earnings per share, diluted	$0.05	$(0.02)	$0.06	$0.07	$0.05
Common and dilutive shares, avg.	2,221	2,215	2,199	2,219	2,123

SELECTED RATIOS:
Net interest margin (1)	3.46%	3.49%	3.50%	3.49%	3.28%
Yield on interest-earning assets	6.40	6.18	6.02	5.88	5.50
Cost of funds	3.34	3.07	2.86	2.69	2.51
Interest rate spread (2)	3.06	3.11	3.16	3.19	2.99
Money market rates, year to date	2.73	2.59	2.58	2.57	2.49
Certificate of deposit rates, year to date	3.67	3.11	2.98	2.90	2.81
Certificate of deposit rates	3.67	3.46	3.15	2.98	2.81
Efficiency ratio (3)	86.03	84.29	79.87	83.32	84.76
Allowance as a percent of loans	1.01	0.99	0.83	0.83	0.94
Net loans as a percent of deposits	99.13	97.11	96.82	89.35	86.57
Loan yield	6.96	6.77	6.69	6.57	6.36
Annualized net charge-offs to loans	0.01	0.03	0.08	0.40	0.04
Annualized noninterest income to average assets (4)	0.50	0.31	0.29	0.27	0.27
Annualized noninterest expense to average assets (5)	3.20	3.08	2.91	2.99	2.75
Annualized return on average assets	0.22	NA	0.28	0.30	0.23
Annualized return on average equity	2.58	NA	3.11	5.26	2.67

(1)	Net interest income, annualized, divided by average interest-earning assets for the period

(2)	Difference between the yield on interest-earning assets and the cost of funds

(3)	Noninterest expense, excluding intangible asset amortization divided by net interest income and noninterest income, excluding gains and losses on sales of securities and loans

(4)	Excludes gains and losses on sales of securities and loans

(5)	Excludes intangible asset amortization

Contact:	D. Michael Kramer, President and Chief Executive Officer
330-263-1955
http://www.ohiolegacycorp.com